Exhibit 99.2

Schedule Prepared in Accordance with Instruction 2 to Item 601 of Regulation S-K

The warrants dated February 25, 2008 are substantially identical in all material respects except as to the warrantholder and the number of shares for which warrant can be exercised.

Holder	Shares for which Warrant can be Exercised
Sansar Capital Master Fund, L.P.	1,149,425
Sansar Capital Special Opportunity Master Fund, L.P.	689,655
Funcorp Associates Ltd.	28,735
Harmon Corporation A.V.V.	28,735
Geri Investments HV	57,471
Far Ventures LLC	14,367
R.L. Capital Partners	143,678
Silver Rock I, Ltd.	172,413
Midsouth Investor Fund LP	287,356
Pershing LLC as custodians for Ronald M. Lazar, IRA	28,735
Anthony G. Polak	28,735
Pershing LLC as custodians for Anthony G. Polak IRA	28,735
Domaco Venture Capital Fund	28,735
Equity Interest, Inc.	14,367
Jamie Polak	14,367
LaLegetaz Private Foundation	57,471
Arterio, Inc.	14,367
Longview Fund, LP	86,206

The text of the warrants is incorporated by reference from Exhibit C attached to Exhibit 99.1 to Lotus Pharmaceuticals’ Current Report on Form 8-K filed herewith.